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                                   EXHIBIT 23



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITOR



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Medalist Industries, Inc. 1990 Stock Option Plan, the Registration Statement (Form S-8) pertaining to the Medalist Employees' Retirement and Investment Plan, and the Registration Statement (Form S-8) pertaining to the Medalist Industries, Inc. 1994 Stock Option Plan of our report dated February 2, 1996, with respect to the financial statements and schedule of Medalist Industries, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1995.




                                                               ERNST & YOUNG LLP


Milwaukee, Wisconsin
March 27, 1996